Exhibit 10.4
Exhibit A

SUMMIT MATERIALS, INC.
EXECUTIVE SEVERANCE PLAN

Participation Notice and Agreement

Participant:

Qualifying Termination / Qualifying Change in Control Termination
Severance Multiple:	Tier 1: 2.5x Tier 2: 2x
Welfare Continuation Period:	Tier 1: 30 months Tier 2: 24 months
Severance Payment Period:	Tier 1: 30 months Tier 2: 24 months

I hereby agree to the terms and conditions of the Summit Materials, Inc. Executive Severance Plan (as amended from time to time, the “Plan”) to which this Participation Notice and Agreement is attached as Exhibit A, including the terms set forth in this Participation Notice and Agreement and the Restrictive Covenants (as defined below) incorporated hereinto. Capitalized terms used but not defined in this Participation Notice and Agreement shall have the meanings given to such terms in the Plan.

I understand that as a Participant under the Plan (a “Participant”), the terms of the Plan will exclusively govern all subject matters addressed by the Plan and I understand that, except as expressly provided in the Plan, the Plan supersedes and replaces, as applicable, any and all agreements (including any prior employment agreement), plans, policies, guidelines, and other arrangements, including any Other Severance Arrangements, with respect to all subject matters covered under the Plan and my rights to severance upon any Qualifying Termination or Qualifying Change in Control Termination.

The Company and I further agree that[:

(a) Effective as of the date hereof, the employment agreement that I entered into with a member of the Company Group or its predecessor, dated as of [Date] (the “Employment Agreement”) shall be terminated in all respects and each party shall have no further rights or obligations with respect thereto, other than any provisions therein which were intended to
Exhibit A-1

survive the termination thereof. My waiver of any rights under the Employment Agreement is irrevocable to the fullest extent provided under the laws of the state of Delaware; and

(b)]1 notwithstanding Section 5 of the Plan, the Company hereby agrees that no amendment, termination, or discontinuance of either the Plan or any provision of the Plan that has the effect of reducing or diminishing the potential benefits I may receive under the Plan shall be effective until the first (1st) anniversary of the Effective Date, except for any amendment to the administrative provisions of the Plan that is considered by counsel to be required pursuant to applicable law.

I acknowledge and recognize the highly competitive nature of the businesses of the Company Group, and that I will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients, and partners involved in those businesses, and the goodwill associated with the Company Group.

Accordingly, I agree to be bound by the provisions of Appendix A to this Participation Notice and Agreement, which provisions are incorporated into this Participation Notice and Agreement and made a part hereof.

1 Note: To be included as applicable.
Exhibit A-2

Dated: ____________________

                            PARTICIPANT

                            _____________________________

Exhibit A-3

COMPANY

_____________________________

Exhibit A-4

Exhibit 10.4
APPENDIX A
Restrictive Covenants

The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company, that the Participant will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients, and partners involved in those businesses, and the goodwill associated with the Company. The Participant accordingly agrees to the provisions of this Appendix A to the Participant’s Participation Notice and Agreement under the Summit Materials, Inc. Executive Severance Plan (as amended from time to time, the “Plan”) (such provisions, the “Restrictive Covenants”). For the avoidance of doubt, the Restrictive Covenants contained herein are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and the Company or any of its Affiliates.

1.Confidentiality; Non-Compete; Non-Solicit; Non-Disparagement.
(a)For the purposes of this Appendix A, any reference to the “Company” shall mean the Company and/or its Affiliates (as applicable), collectively. In view of the fact that the Participant’s work for the Company brings the Participant into close contact with many confidential affairs of the Company not readily available to the public, and plans for further developments, the Participant agrees that:
(i)the Participant will not at any time (whether during or after the Participant’s Employment): (1) retain or use for the benefit, purposes, or account of the Participant or any other Person or (2) disclose, divulge, reveal, communicate, share, transfer, or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary, or confidential information – including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs, and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities, and operations of the Company and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (collectively, “Confidential Information”) without the prior written authorization of the Board, except as specifically necessary during the term of the Participant’s Employment in order to perform the duties of the Participant’s position and in the best interests of the Company. For purposes of this Appendix A, “Employment” shall mean, without any inference for federal and other tax purposes, service as a part- or full-time officer, employee, consultant, or advisor or Board member of or to the Company.
(ii)Confidential Information shall not include any information that is: (1) generally known to the industry or the public other than as a result of the Participant’s
Appendix A-1

breach of this covenant or any breach of other confidentiality obligations by third parties, (2) made legitimately available to the Participant by a third party without breach of any confidentiality obligation, or (3) required by law to be disclosed; provided, that the Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.
(iii)Except as required by law, the Participant will not disclose to anyone, other than the Participant’s immediate family and legal or financial advisors, the existence or contents of the Plan (including the exhibits thereto), the Participant’s participation therein, and the Participant’s Participation Notice and Agreement (including this Appendix A) (collectively, the “Participation Terms”); provided, that the Participant may disclose to any prospective future employer the provisions of Section 1(b) of this Appendix A provided that such prospective future employer agrees to maintain the confidentiality of such terms.
(iv)Upon the Participant’s Termination, the Participant shall (1) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name, or other source indicator) owned or used by the Company, (2) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, e-mail, text messages, letters, and other data) in the Participant’s possession or control (including any of the foregoing stored or located in the Participant’s office, home, or laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, except that the Participant may retain only those portions of any personal notes, notebooks, and diaries that do not contain any Confidential Information, and (3) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Participant is or becomes aware.
(b)The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees as follows:
(i)Participant will not, within twenty-four (24) months following the Participant’s Termination (the “Post-Termination Period”) or during Participant’s Employment (together with the Post-Termination Period, the “Restricted Period”), directly or indirectly:
(1)engage in any business involved in the U.S. and Canadian aggregates and related downstream product sectors (including, but not limited to, asphalt, paving, cement, concrete, and concrete products) (any such business, a “Business”) in any Restricted Area (any such business, a “Competitive Business”). For the purposes of this Appendix A, “Restricted Area” shall mean any geographic area where each and any Employer of the Participant during the Participant’s employment conducts or conducted, within the six-month period immediately preceding the Participant’s Termination,
Appendix A-2

Business; provided, that if the Employer with respect to a Participant is Summit Materials Holdings L.P., Summit Materials, LLC, or any of their respective successors thereto at any time during the Participant’s Employment, the Restricted Area shall be the United States and Canada.
(2)acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, as an individual, partner, shareholder, officer, director, principal, agent, trustee, or consultant; or
(3)interfere with, or attempt to interfere with, business relationships (whether formed before, on, or after the date of the Participant’s Participation Notice and Agreement) between the Company or any of its Affiliates and customers, clients, suppliers, partners, members, investors, or acquisition targets.
(ii)During the Restricted Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:
(1)solicit or encourage any employee of the Company to leave the employment of the Company; or
(2)hire any such employee who was employed by the Company as of the date of the Participant’s Termination or who left the employment of the Company coincident with, or within six months prior to or after, the Participant’s Termination.
(iii)During the Restricted Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly solicit or assist in soliciting in competition with the Company the business of any client or prospective client:
(1)with whom the Participant had personal contact or dealings on behalf of the Company during the one-year period preceding the Participant’s Termination;
(2)with whom employees reporting to the Participant have had personal contact or dealings on behalf of the Company during the one year immediately preceding the Participant’s Termination; or
(3)for whom the Participant had direct or indirect responsibility during the one year immediately preceding the Participant’s Termination.
Notwithstanding anything to the contrary in this Appendix A, the Participant may, directly or indirectly, own, solely as an investment, securities of any Person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (a) is not a controlling person of, or a member of a group which controls, such Person
Appendix A-3

and (b) does not, directly or indirectly, own five percent or more of any class of securities of such person.
(c)During the Restricted Period, the Participant will not, directly or indirectly, solicit or encourage to cease to work with the Company any consultant then under contract with the Company.
(d)The Participant will not, other than as required by law or by order of a court or other competent authority, make or publish, or cause any other person to make or publish, any statement that is disparaging or that reflects negatively upon the Company, or that is or reasonably would be expected to be damaging to the reputation of the Company.
(e)It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Appendix A to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Appendix A is an unenforceable restriction against the Participant, the provisions of this Appendix A shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.
(f)The period of time during which the provisions of this Appendix A shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.
2.Specific Performance; Survival.
(a)The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Appendix A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to suspend making any payments or providing any benefit otherwise required by the Participation Terms and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.
(b)The provisions of this Appendix A shall survive the Participant’s Termination.
3.Protected Activities.
(a)Nothing in this Appendix A shall prohibit or impede the Participant from communicating, cooperating, or filing a complaint on possible violations of U.S. federal, state, or
Appendix A-4

local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the Securities and Exchange Commission, Financial Industry Regulatory Authority, Equal Employment Opportunity Commission, or National Labor Relations Board, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of U.S. federal, state, or local law or regulation; provided, that, in each case, such communications and disclosures are consistent with applicable law. The Participant shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Moreover, the Participant shall not be required to give prior notice to (or get prior authorization from) the Company regarding any such communication or disclosure.
(b)Except as otherwise provided in Paragraph 3(a) of this Appendix A or under applicable law, under no circumstance is the Participant authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product or the Company’s trade secrets without the prior written consent of the Company.

Appendix A-5